                                                                    EXHIBIT 10.1


                                     FORM OF
                              CONSULTING AGREEMENT


                  AGREEMENT, dated as of ______________, 1998, between _________________ ("Consultant,") and HEALTHCARE REALTY TRUST INCORPORATED, a Maryland corporation ("HR").


                                   WITNESSETH:

                  WHEREAS, HR is an equity real estate investment trust that acquires existing healthcare facilities and provides capital for the acquisition and construction of healthcare facilities and among other things provides asset administration, property management, leasing and build-to-suit development services to the healthcare industry (referred to herein as the "business").


                  WHEREAS, HR, its wholly-owned subsidiary, HR Acquisition I Corporation, ("HR Acquisition"), and Capstone Capital Corporation, a Maryland corporation ("Capstone"), entered into a Plan and Agreement of Merger, dated as of June 8, 1998, whereby Capstone merged with HR Acquisition and was the surviving corporation (the "Merger"). Capstone has become a wholly owned subsidiary of HR.


                  WHEREAS, Consultant was an executive officer and/or a director of Capstone.


                  WHEREAS, as a condition to the Merger, HR and Consultant must consummate a consulting and non-competition agreement


                  WHEREAS, HR desires to engage Consultant to provide services relating to (i) the transition of Capstone to HR and the continuing integration of Capstone's business into that of HR and (ii) the promotion and enhancement of the business of HR, and Consultant is willing to accept such engagement, all on the terms set forth in this Agreement.


                  NOW, THEREFORE, for the reasons set forth above, and in consideration of the mutual promises and agreements herein set forth, HR and Consultant agree as follows:


                  1. ENGAGEMENT. Subject to the terms and conditions hereof, HR hereby engages Consultant as a consultant and Consultant agrees to accept such engagement and agrees to perform the following services for the period of this Agreement:


                         (a) During the term and for the duration of this Agreement and at the request of HR upon reasonable notice, Consultant will use his reasonable best efforts to assist in the transition of the assets and activities of Capstone to HR and the integration of those assets and activities with the assets and activities of HR.


                         (b) During the term and for the duration of this Agreement and at the request of HR upon reasonable notice, Consultant will use his reasonable best efforts to provide HR assistance, advice and counsel in the promotion and enhancement of its business.


The consulting services provided hereunder shall not require substantially all of the business time of Consultant, and Consultant shall be free to pursue other business opportunities. Consultant shall provide such services as HR reasonably requests and at reasonable times agreeable to Consultant; provided that Consultant shall not be required to be available other than during normal business hours in the location where he resides or is otherwise staying from time to time, and shall not be required to consult in person, or to travel, or to be available at specific times or on weekends or holidays.


                  2. TERM OF ENGAGEMENT. The term of this Agreement shall commence on the first date stated above and shall terminate on October _, 2004 unless terminated prior to that date as hereinafter provided.


                  3. CONSIDERATION TO CONSULTANT. (a) HR shall pay to Consultant as consideration for the services to be performed by Consultant the sum of $____________________, payable upon the execution of this Agreement.


                  (b) In addition to the compensation set forth elsewhere in this Section 3, HR shall issue and deliver shares of HR's Common Stock, par value $.01 per share (the "Stock"), to Consultant in accordance with the following schedule:



                           Date                               No. of Shares
                           ----                               -------------


                  October __, 1999
                                                       ----------------------
                  October __, 2000
                                                       ----------------------
                  October __, 2001
                                                       ----------------------
                  October __, 2002
                                                       ----------------------


The issuance of such shares of Stock shall not be registered with the Securities and Exchange Commission. If this Agreement is terminated prior to October __ 2002, Consultant will lose all rights to any such shares of Stock remaining to be distributed.


                  (c) HR shall provide for the payment or reimbursement of all reasonable and necessary expenses incurred by Consultant in connection with the performance of his duties hereunder and approved by HR in advance. Consultant shall submit expense reports and documentation as HR shall reasonably request.


                  4. RECAPITALIZATION. The number of shares of Stock to be granted pursuant to Section 3(b) shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of such shares effected without receipt of consideration by HR.


                  5. OBLIGATIONS CONTINGENT ON PERFORMANCE. The obligations of HR hereunder, including its obligation to pay the compensation provided for herein, shall be contingent upon Consultant's performance of his obligations hereunder.


                  6. TRADE SECRETS AND CUSTOMER LISTS. Consultant agrees to hold in strict confidence all information concerning any matters affecting or relating to the business of Capstone and HR, including without limiting the generality of the foregoing, its manner of operation, plans, agreements, protocols, processes, computer programs, customer lists, marketing information and analyses, or other data, without regard to whether all of the foregoing matters will be deemed confidential or material. Consultant agrees that he will not, directly or indirectly, use any such information for the benefit of others than HR or disclose or communicate any of such information in any manner whatsoever other than to the directors, officers, employees, agents, and representatives of HR who need to know such information, who shall be informed by Consultant of the confidential nature of such information and directed by Consultant to treat such information confidentially. Such information does not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by Consultant or his representatives, or
(ii) was or becomes available to Consultant on a non-confidential basis from a source other than HR or its advisors provided that such source is not known to Consultant to be bound by a confidentiality agreement with HR, or otherwise prohibited from transmitting the information to Consultant by a contractual, legal or fiduciary obligation; notwithstanding the foregoing, if any such information does become generally available to the public, Consultant agrees not to further discuss or disseminate such information except in the performance of his duties as Consultant. Upon HR's request, Consultant will return all information furnished to him related to the business of HR. The parties hereto stipulate that all such information is material and confidential and gravely affects the effective and successful conduct of the business of HR and HR's goodwill, and that any breach of the terms of this Section 6 shall be a material breach of this Agreement. The terms of this Section 6 shall remain in effect following the termination of this Agreement.


                  7. USE OF PROPRIETARY INFORMATION. Consultant recognizes that HR possesses a proprietary interest in all of the information described in
Section 6 and has the exclusive right and privilege to use, protect by copyright, patent or trademark, manufacture or otherwise exploit the processes, ideas and concepts described therein to the exclusion of Consultant, except as otherwise agreed between HR and Consultant in writing. Consultant expressly agrees that any products, inventions, discoveries or improvements made by Consultant, his agents or affiliates, during the term of this Agreement, based on or arising out of the information described in Section 6 shall be the property of and inure to the exclusive benefit of HR.


                  8. NON-COMPETITION AGREEMENT. (a) Consultant agrees that, during the six-year period commencing with the execution of this Agreement, he shall not, without the prior written consent of HR, directly or indirectly, own, manage, operate, control, be connected with as an officer, employee, partner, consultant or otherwise, or otherwise engage or participate in, except as a Consultant of HR, any corporation directly or indirectly controlled by it, any corporation or other business entity operated as a real estate investment trust or otherwise primarily engaged in the business of providing capital for the acquisition and construction of healthcare facilities (other than as an operator) and, among other things, providing asset administration, property management, leasing and build-to-suit development services to any healthcare provider. Notwithstanding the foregoing, the ownership by Consultant of less than 5% of any class of the outstanding capital stock of any corporation conducting such a competitive business which is regularly traded on a national securities exchange or in the over-the-counter market shall not be a violation of the foregoing covenant.


                  (b) During the six-year period commencing with the execution of this Agreement, Consultant shall not contact or solicit, directly or indirectly, any customer or account whose identity Consultant obtained through association with Capstone or HR for purposes of competing with HR during the term of this Agreement, regardless of the geographical location of such customer or account, nor shall Consultant, directly or indirectly, entice or induce, or attempt to entice or induce, any employee of HR to leave such employ, nor shall Consultant employ any such person in any business similar to or in competition with that of HR during the six-year period commencing with the execution of this Agreement. Consultant hereby acknowledges and agrees that the provisions set forth in this Section constitute a reasonable restriction on his ability to compete with HR.


                  (c) The parties hereto agree that, in the event a court of competent jurisdiction shall determine that the geographical or durational elements of this covenant are unenforceable, such determination shall not render the entire covenant unenforceable. Rather, the excessive aspects of the covenant shall be reduced to the threshold which is enforceable, and the remaining aspects shall not be affected thereby.


                  9. INJUNCTIVE RELIEF. Consultant acknowledges that the extent of damages to HR from a breach of Sections 6, 7 and 8 of this Agreement would not be readily quantifiable or ascertainable, that monetary damages would be inadequate to make HR whole in case of such a breach, and that there is not and would not be an adequate remedy at law for such a breach. Therefore, Consultant specifically agrees that HR is entitled to injunctive or other equitable relief from a breach of Sections 6, 7 and 8 of this Agreement, and hereby waives and covenants not to assert against a prayer for such relief that there exists an adequate remedy at law, in monetary damages or otherwise.


                  10. TERMINATION OF ENGAGEMENT. (a) Consultant's engagement hereunder:


                           (i) Shall terminate forthwith upon the death of Consultant;

                           (ii) May be terminated by HR at any time if Consultant shall become ill or be injured or otherwise incapacitated and such illness, injury or incapacity shall be of such nature as to prevent him from performing the duties to be performed by him hereunder and shall continue for a period of three consecutive months; and

                           (iii) May be terminated by HR for a material breach of this Agreement.

                  (b) In the event Consultant's engagement hereunder terminates pursuant to this Section 10, Consultant (or his heirs, executors or administrators in the event of termination by reason of the death of Consultant) shall be entitled to receive the compensation deliverable to Consultant under
Section 3 through the end of the month of Consultant's death, and thereafter upon each of the dates set forth under Section 3, his heirs, executors or administrators shall be entitled to receive one-half (1/2) of the compensation otherwise deliverable to Consultant through the end of the term of this Agreement. In the event of termination with cause, all compensation described hereunder and associated herewith shall cease to be an obligation of HR to Consultant, as of the date which HR notifies Consultant or Consultant's heirs of its decision to terminate this Agreement with cause or the date of the event causing termination (whichever is applicable), and the Consultant shall not be entitled to any other compensation hereunder.


                  11.      REPRESENTATIONS AND WARRANTIES.


                  (a)      HR represents and warrants that:


                           (i)      It is a corporation duly organized, validly
existing and in good standing under the laws of the state of Maryland, with the requisite corporate power and authority to enter in to this Agreement and to perform its obligations hereunder.


                           (ii)     It has obtained all corporate and government
approvals, if any, necessary for it to enter into this Agreement and to comply with its obligations hereunder.

                           (iii)    This Agreement constitutes a valid and
binding obligation of HR enforceable against it in accordance with its terms, subject to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally (whether enforcement is sought in equity or at law).


                           (iv)     The  execution and delivery of this
Agreement, and the consummation of the transaction contemplated hereby, and the fulfillment and compliance with the terms and conditions hereof, do not and will not violate or conflict with or constitute a default under any judicial or administrative order, award, judgment or decree, or any statute, rule or regulation applicable to it, or any agreement or instrument to which it is a party or by which it is bound, or its articles of incorporation or by-laws.


                  (b)      Consultant represents and warrants that:


                           (i)      He has the requisite individual capacity
to enter into this Agreement and to perform his obligations hereunder.


                           (ii)     He has obtained all corporate and government
approvals, if any, necessary for him to enter into this Agreement and to perform his obligations hereunder.


                           (iii)    This Agreement constitutes a valid and
binding obligation of Consultant enforceable against him in accordance with its terms, subject to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally (whether enforcement is sought in equity or at law).


                           (iv)     The execution and delivery of this
Agreement, and the consummation of the transactions contemplated hereby, and the fulfillment and compliance with the terms and conditions hereof, do not and will not violate or conflict with or constitute a default under any judicial or administrative order, award, judgment or decree, or any statute, rule or regulation applicable to him, or any agreement or instrument to which he is a party or by which he is bound.


                  12. ENTIRE AGREEMENT. This Agreement contains the complete agreement concerning the consultancy arrangement between the parties and shall, as of the date hereof, supersede all other agreements or arrangements between the parties with regard to the subject matter hereof.


                  13. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

                  14. MODIFICATION. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid.


                  15. SEVERABILITY. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid or unenforceable by any court of competent jurisdiction, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.


                  16. MANNER OF GIVING NOTICE. All notices, requests and demands to or upon the respective parties hereto shall be sent by hand, certified mail, overnight air courier service, or telecopier (if within a reasonable time a permanent copy is given by any of the other methods described above), in each case with all applicable charges paid or otherwise provided for, addressed as follows, or to such other address as may hereafter be designated in writing by the respective parties hereto:


                  To HR:

                           Healthcare Realty Trust Incorporated
                           3310 West End Avenue
                           Suite 700
                           Nashville, Tennessee  37203
                           Attention:  Roger O. West, Executive Vice President
                           Telephone:  (615) 269-8175
                           Telecopy:   (615) 269-8461

                           To Consultant:

                           --------------------------------

                           --------------------------------

                           --------------------------------

                           --------------------------------
                           Telephone:  (205)
                                            ---------------
                           Telecopy:   (205)
                                            ---------------

Such notices, requests and demands shall be deemed to have been given or made on the date of delivery if delivered by hand or by telecopy and on the next following date if sent by mail or by air courier service.

                  17. REMEDIES. In the event of a breach of this Agreement, the nonbreaching party shall be entitled to such legal and equitable relief as may be provided by law, and shall further be entitled to recover all costs and expenses, including reasonable attorney's fees, incurred in enforcing his rights hereunder.

                  18. CAPTIONS. The captions have been inserted for convenience only and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.


                  19. CHOICE OF LAW. It is the intention of the parties hereto that this Agreement and the performance hereunder be construed in accordance with, under and pursuant to the laws of the State of Maryland without regard to the jurisdiction in which any action or special proceeding may be instituted.


                  20. INDEPENDENT CONTRACTOR. None of the provisions of this Agreement is intended to create, nor shall any provision in this Agreement be deemed or construed to create, any relationship between HR and Consultant other than that of independent parties contracting with each other under this Agreement solely for the purpose of effecting the provisions of this Agreement. Neither of the parties, nor any of their employees, shall be construed to be the agent, employer, employee or representative of the other.


                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first stated above.


                      HR:

                      HEALTHCARE REALTY TRUST INCORPORATED


                      By:
                         ---------------------------------

                      Title:
                            ------------------------------



                      CONSULTANT:


                      ------------------------------------